As filed with the Securities and Exchange Commission on October 18, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

TRUST FOR ADVISED PORTFOLIOS

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Soundwatch Hedged Equity ETF	Cboe BZX Exchange, Inc.
Soundwatch Covered Call ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-108394

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 251 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-17391 and 811-07959), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-22-007615) on October 18, 2022 which is incorporated herein by reference.

The Trust currently consists of 18 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Soundwatch Hedged Equity ETF	81-2327126
Soundwatch Covered Call ETF	88-3431245

Item 2.    Exhibits

A.	Certificate of Trust dated August 28, 2003 was previously filed with the Trust’s Registration Statement on Form N-1A on August 29, 2003 and is incorporated herein by reference.
B.
Agreement and Declaration of Trust as Amended and Restated dated February 24, 2022 was previously filed with the Trust’s Registration Statement on Form N-14 on September 8, 2022 and is incorporated herein by reference.

C.	Amended and Restated Bylaws dated August 14, 2020 as previously filed with the Trust’s Registration Statement on Form N-1A on October 28, 2020 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Trust for Advised Portfolios

October 18, 2022

/s/ Scott Resnick
Scott Resnick Secretary